As filed with the U.S. Securities and Exchange Commission on April 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scilex Holding Company

(Exact name of registrant as specified in its charter)

Delaware	2836	92-1062542
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry Ji, Ph.D.

Chief Executive Officer & President

960 San Antonio Road

Palo Alto, CA 94303

(650) 516-4310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Elizabeth A. Razzano, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2026

PROSPECTUS

SCILEX HOLDING COMPANY

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $500,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights or units. This prospectus provides you with a general description of the securities that we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus, prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock, par value $0.0001 per share (“Common Stock”), is currently listed on the Nasdaq Capital Market under the symbol “SCLX”. On April 15, 2026, the last reported sales price for our Common Stock was $6.30 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS

Whenever we refer to “Scilex,” “we,” “our” or “us” in this prospectus, we mean Scilex Holding Company, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any related free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is correct on any date after the respective dates of the prospectus, such prospectus supplement or supplements and free writing prospectus, as applicable, even though this prospectus, such prospectus supplement or supplements and free writing prospectus are delivered or securities are sold pursuant thereto, as applicable, at a later date. Since the respective dates of the prospectus contained in this registration statement, any accompanying prospectus supplement and any free writing prospectus, our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Scilex”, the “Company”, “we”, “us”, “our” or similar references mean Scilex Holding Company.

Overview

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes.

Our commercial products are: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia (“PHN”), which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults, which launched in June 2024. In addition, we have three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica for which we have completed a Phase 3 study; (ii) SP-103 (lidocaine topical system) 5.4% (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which we have completed a Phase 2 trial in acute low back pain (“LBP”); and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed. We believe our currently approved products and future product candidates, if approved by the FDA, could uniquely address what we believe are the significant unmet needs of the targeted populations and become the preferred treatment option for their respective indications.

Our guiding principle has always been and remains a patient-first approach, which drives our mission to meet the increasing global demand for more effective and safer non-opioid pain management solutions. Through rigorous research and development, we believe we are on the cusp of establishing Scilex as the preeminent name in commercial non-opioid pain management, specifically targeting the unmet needs in both acute and chronic pain sectors with our innovative and leading therapies. We believe that we have not only responded to the global demand for safer, more effective pain relief solutions, but also made substantial progress in demonstrating the rapid onset and enhanced safety of our products.

We have adopted a cryptocurrency treasury strategy in which we intend to invest in bitcoin, Ethereum and other blockchain-linked cryptocurrencies. We intend to accumulate such cryptocurrencies as a long-term treasury asset. Our goal is to acquire and grow our overall cryptocurrency position and utilize professional treasury strategies to both increase our cryptocurrency holdings, while driving revenue via a range of staking and related yield-generating activities. In the future, we plan to evaluate additional cryptocurrency holdings and transactions, including but not limited to strategic investments and/or acquisitions of operating companies that we view as aligned with our cryptocurrency treasury strategy.

Our Products

We launched our first commercial product, ZTlido® (lidocaine topical system) 1.8% in October 2018. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. ZTlido is a single-layer, drug-in-adhesive topical delivery system comprised of an adhesive material containing 36 mg lidocaine, which is applied to a pliable nonwoven cloth backing and covered with a polyethylene terephthalate film release liner. ZTlido is commercially manufactured for us by Oishi Koseido Co., Ltd. (“Oishi”) in Japan. We license the rights to ZTlido from and rely exclusively on Oishi and Itochu Chemical Frontier Corporation (“Itochu”) pursuant to the Product Development Agreement (the “Product Development Agreement”) dated as of May 11, 2011, by and among Scilex Pharmaceuticals Inc., our wholly owned subsidiary (“Scilex Pharma”), Oishi and Itochu, and the Commercial Supply Agreement (the “Commercial Supply Agreement”), dated as of February 16, 2017, by and among Scilex Pharma, Oishi and Itochu. We have exclusive worldwide rights to Oishi’s proprietary formulation and manufacturing technologies except with respect to Japan. In 2025, there were more than 206 million prescription lidocaine patches sold in the United States, according to Symphony Healthcare.

We launched our second commercial product, ELYXYB® in April 2023. We acquired the rights to certain patents, trademarks, regulatory approvals, data, contracts, and other rights related to ELYXYB® (celecoxib oral solution) and the commercialization thereof in the United States and Canada from BioDelivery Sciences International, Inc. and Collegium Pharmaceutical, Inc. in February 2023. ELYXYB® is a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. We filed a New Drug Submission to Health Canada’s Pharmaceutical Drugs Directorate, Bureau of Cardiology, Allergy and Neurological Sciences for the approval of ELYXYB® for acute treatment of migraine with or without aura in Canada.

We launched our third commercial product, GLOPERBA, in June 2024. We acquired certain rights to GLOPERBA and the exclusive license to use the trademark “GLOPERBA®”, pursuant to a License and Commercialization Agreement we entered into with RxOmeg Therapeutics LLC (a/k/a Romeg Therapeutics, LLC) (“Romeg”), dated as of June 14, 2022, which agreement was subsequently amended on January 16, 2025 (such agreement, as so amended, the “Romeg License Agreement”). GLOPERBA is an FDA-approved, liquid, oral medication for the treatment of gout in adults. Gout is a painful arthritic disorder affecting an estimated 9.2 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The U.S. is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. We commercialized GLOPERBA in June 2024 and believe we are well positioned to market and distribute the product. We have a direct distribution network to national and regional wholesalers and pharmacies throughout the U.S.

Our Product Candidates

We acquired SP-102 from Semnur Pharmaceuticals, Inc. (“Semnur”) in March 2019 and are developing SP-102 to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. SEMDEXA™ has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision Resources Group, it was estimated that over 4.8 million patients would suffer from sciatica in the United States in 2022. We received our SP-103 Phase 2 top-line results in August 2023 and the trial achieved its objectives characterizing safety, tolerability and preliminary efficacy of SP-103 in acute LBP associated with muscle spasms. SP-103 was safe and well tolerated. Increase of lidocaine load in topical system by three times, compared with approved ZTlido, 5.4% vs. 1.8%, did not result in signs of systemic toxicity or increased application site reactions with daily applications over one month treatment. SP-103 received FDA Fast Track status in LBP. We will continue to analyze the SP-103 Phase 2 trial data along with an investigator study of ZTlido in patients with chronic neck pain completed in the second half of 2023, which also has shown promising top-line efficacy and safety results. SP-103, if approved, could become the first FDA-approved lidocaine topical product for the treatment of acute pain. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia.

In April 2025, Scilex Bio, Inc. (“Scilex Bio”), our subsidiary, signed an agreement with NeuroBiogen Company (“NBG”) to grant Scilex Bio an exclusive worldwide license to the franchise KDS2010 drug candidate to develop and commercialize in metabolic diseases (including obesity and type 2 diabetes) and neurodegenerative diseases, including Alzheimer’s, Parkinson’s and other CNS diseases. The lead program in the proposed joint venture is an oral tablet product candidate that is currently in Phase 2 trials in obesity and Alzheimer’s disease indications.

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of our product candidates.

The following chart illustrates completed and anticipated milestones for our current commercial products and novel product candidates.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, supplemented or superseded from time to time by other reports we have filed or will file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section titled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Business Combination

On November 10, 2022, Vickers Vantage Corp. I, our predecessor company (“Vickers”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing (“Merger Sub”), and the pre-Business Combination Scilex Holding Company (“Legacy Scilex”), as it may be amended or restated from time to time (the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) prior to the closing of the Business Combination (the “Closing”), Vickers changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the Closing, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Merger”), with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name to “Scilex Holding Company.”

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of our company, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occurs, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the costs and timing of commercial and development activities, including, for example, conducting preclinical studies and clinical trials, our funding requirements and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

We may bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees, and fees and expenses of our counsel and our accountants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	our expected use of proceeds from future issuances of equity or convertible debt securities;

•	our future financial performance, including our revenue, costs of revenue and operating expenses;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	anticipated regulatory and legal developments in the United States and foreign countries in which we may seek regulatory approval for our product candidates in the future;

•	our ability to obtain and maintain regulatory approval of any of our products and product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	our ability to prevent, respond to, and recover from a cybersecurity incident;

•

the effect of any geopolitical conflicts or new or increased international tariffs, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business operations, including but not limited to our clinical studies and clinical trials;

•	the effect of global economic and political developments, including the conflicts in Ukraine and Israel;

•	regulatory developments related to crypto assets and crypto asset markets;

•	a determination that we are an investment company under the Investment Company Act of 1940 (the “1940 Act”);

•	our ability successfully adopt and execute on our new cryptocurrency treasury strategy;

•	any changes in the accounting treatment of cryptocurrency holdings;

•	general volatility in the cryptocurrency market; and

•	other factors detailed under the section of this prospectus titled “Risk Factors.”

Any forward-looking statements should be considered in light of these factors. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus, or any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I —Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II—Item 1A, “Risk Factors”, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our securities. The following summary does not purport to be complete and is subject to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) , the Bylaws of the Company (the “Bylaws”), the certificate of designations of the Company, designating the series of preferred stock, par value $0.0001 per share, of the Company as “Series A Preferred Stock”, filed with the Secretary of State of the State of Delaware on November 10, 2022 (the “Series A Certificate of Designations”), and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached as exhibits to the registration statement of which this prospectus forms a part. The stockholders are encouraged to read the applicable provisions of the Delaware General Corporation Law, as amended (the “DGCL”), the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of (i) 740,000,000 shares of Common Stock and (ii) 45,000,000 shares of Preferred Stock, of which 29,057,097 shares have been designated as Series A Preferred Stock. As of January 31, 2026, there were 8,491,267 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of our Common Stock.

Dividend Rights

The holders of our Common Stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our board of directors (the “Board”) upon the shares of our capital stock, which dividends may be paid either in cash, in property or in shares of our capital stock, subject to preferences that may be applicable to preferred stock, if any, then outstanding. Subject to applicable law and the Certificate of Incorporation, our Board will have full power to determine whether any dividends shall be declared and paid to stockholders.

Voting Rights

Each holder of our Common Stock will be entitled to one vote for each share of our Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except for any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of our Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation or the DGCL. Any action or matter presented to the stockholders at a duly called or convened meeting, at which a quorum is present, will be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon, except that our directors will be elected by a plurality of the votes cast.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our Preferred Stock, if any, then outstanding.

No Preemptive or Similar Rights

Our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Non-Assessable

The outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

The Certificate of Incorporation authorizes our Board, subject to limitations prescribed by Delaware law, to issue up to 45,000,000 shares of preferred stock in one or more series, to determine and fix from time to time the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights, in each case without further vote or action by our stockholders. The number of authorized shares of our Common Stock and our Preferred Stock may be increased or decreased (but not below the number of the shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of our outstanding stock entitled to vote thereon.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

We filed the Series A Certificate of Designations, which designated 29,057,097 shares of our preferred stock as “Series A Preferred Stock”, all of which are issued and outstanding as of January 31, 2026.

Series A Preferred Stock

Number and Designation

As of January 31, 2026, 29,057,097 shares of the Series A Preferred Stock are held by SCLX Stock Acquisition JV LLC, our indirect wholly-owned subsidiary, which shares were repurchased from Sorrento pursuant to the terms of the Stock Purchase Agreement, dated September 21, 2023, entered into between us and Sorrento (the “Sorrento SPA”) and represent all of the shares of Series A Preferred Stock that were previously owned by Sorrento. The shares of Series A Preferred Stock have all of the rights, preferences and privileges set forth in the Series A Certificate of Designations as more fully described below.

Rank

The Series A Preferred Stock shall rank (i) senior to all of our Common Stock, and to all other classes or series of our capital stock, except for any such other class or series, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Junior Securities”); and (ii) on parity with each class or series of our capital stock, created specifically ranking by its terms on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Parity Securities”).

Dividend Rights

Holders of the Series A Preferred Stock shall not be entitled to dividends unless we pay dividends to holders of the Common Stock and shall be entitled to receive, when, as and if declared by our Board, such dividends

(whether in cash or other property) as are paid to holders of our Common Stock to the same extent as if such holders of Series A Preferred Stock had been deemed to convert their shares of Series A Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of the Common Stock.

Liquidation Preference

In the event of a change of control, liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any payment or distribution of our property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the sum of $10.00 (which amount shall be appropriately adjusted in the event of any stock split, stock combination or other similar recapitalization of the Series A Preferred Stock) and all accrued and unpaid dividends and (ii) the amount such share of Series A Preferred Stock would be entitled to receive pursuant to the change of control, liquidation, dissolution or winding-up of the Company assuming that such share had been converted into shares of Common Stock in a Deemed Conversion (as defined below).

Conversion and Redemption Rights

The shares of Series A Preferred Stock will not be convertible into Common Stock or any of our other securities and will not be redeemable by the Company; provided, however, a number of the rights, preferences and privileges of the Series A Preferred Stock set forth in the Series A Certificate of Designations will be determined based on an as-converted-to-Common Stock basis or otherwise assume that the shares of Series A Preferred Stock are converted into shares of Common Stock. Accordingly, the number of shares of Common Stock that each share of Series A Preferred Stock is deemed to be (or otherwise being treated as) converted into for the purpose of affecting the various rights, preferences and privileges of the Series A Preferred Stock set forth in the Series A Certificate of Designation (a “Deemed Conversion”), whether in connection with a change of control or otherwise, shall be equal to the result obtained by dividing (i) stated value by (ii) $10.00 (subject to anti-dilution adjustments). As a result of certain anti-dilution adjustments, the conversion price of the Series A Preferred Stock as of the date of this prospectus is $31.50.

Voting and Other Preferred Rights

Except as otherwise required by law or as set forth in the Series A Certificate of Designations, the holders of shares of Series A Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of Series A Preferred Stock will be entitled to one vote for each share of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to a Deemed Conversion on the record date for the determination of the stockholders entitled to vote.

As long as any shares of Series A Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock (a) change the Series A Preferred Stock (whether by merger, consolidation, reclassification or otherwise) into cash, securities or other property except in accordance with the terms of the Series A Certificate of Designations; (b) create, authorize or issue any Parity Security or other equity security the terms of which provide that it ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company, or increase the authorized amount of any such other class or series; or (c) amend the Certificate of Incorporation or the Series A Certificate of Designations in any manner that adversely affects the holders of Series A Preferred Stock.

Registration Rights

Pursuant to the Amended and Restated Registration Rights Agreement, dated as of November 10, 2022, by and among us, Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Sorrento

Therapeutics, Inc. and certain security holders set forth on the signature pages thereto (the “Registration Rights Agreement”), entered into in connection with the closing of the Business Combination, certain of our stockholders are able to demand that we register their registrable securities under certain circumstances and each also have piggyback registration rights for these securities. In addition, we are required to file and maintain an effective registration statement under the Securities Act covering the resale of all such registrable securities. We have filed a registration statement on Form S-1 (File No. 333-268603) which was initially declared effective by the SEC on December 27, 2022, in order to satisfy these obligations. The registration of these securities will enable the public sale of such securities, subject to certain contractual restrictions imposed by the Registration Rights Agreement and the Merger Agreement. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of our securities.

Anti-Takeover Matters in our Governing Documents and Under Delaware Law

Certain provisions of Delaware law, along with the Certificate of Incorporation and the Bylaws, all of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our Board. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire the Company, which could deprive our stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our Common Stock and our Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules and listing standards of The Nasdaq Stock Market LLC. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Impact of the Equity Repurchase Transaction on Provisions Related to a Sorrento Trigger Event

Certain provisions of our Certificate of Incorporation related to the number of authorized directors, filling vacancies on the Board, removal of directors, stockholder actions by written consent, calling of special meetings of our stockholders, our election to not be governed by Section 203 of the DGCL and amendments to our Certificate of Incorporation and our Bylaws lapse upon or are triggered at the time Sorrento Therapeutics, Inc. (“Sorrento”, together with its affiliates, subsidiaries, successors and assigns (other than us and our subsidiaries)) first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors (the “Sorrento Trigger Event”). Upon the closing of the equity repurchase transaction pursuant to the Sorrento SPA in which we purchased from Sorrento (i) 1,716,245 shares of Common Stock, (ii) 29,057,097 shares of Series A Preferred Stock, and (iii) warrants exercisable for 128,304 shares of Common Stock, each with an exercise price of $402.50 per whole share (the “Equity Repurchase Transaction”),, a Sorrento Trigger Event occurred. The disclosures below related to the foregoing provisions are based on the occurrence of such event.

Classified Board of Directors

The Certificate of Incorporation provides that our Board is divided into three classes, with the classes as nearly equal in number as practical and each class serving three-year staggered terms. The directors in each class serve for a three-year term, with one class being elected each year by the stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

The Certificate of Incorporation also provides that the total number of directors shall be determined from time to time exclusively by our Board.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that, except as otherwise required by law or the Certificate of Incorporation, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, in each case subject to the rights of holders of any series of Preferred Stock.

In addition, the Certificate of Incorporation provides that, except as otherwise provided therein or by law, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in our Board, shall be filled only by a majority of the directors then in office, although less than a quorum, and shall not be filled by our stockholders, in each case subject to the rights of the holders of any series of Preferred Stock.

These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, changes in control of the Company or changes in our management.

Delaware Anti-Takeover Law

The Certificate of Incorporation provides that we are governed by Section 203 of the DGCL.

Section 203 of the DGCL prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The Certificate of Incorporation provides that the restrictions on business combination of Section 203 of the DGCL will not apply to Sorrento or its current or future Affiliates (as defined in the Certificate of Incorporation) regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of our capital stock entitled to vote generally in the election of directors beneficially owned by them.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may only be called by order of the Chairperson of our Board, our Board or the Chief Executive Officer, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management.

Director Nominations and Stockholder Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information.

Generally, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow any previously scheduled meeting of stockholders to be postponed, adjourned or canceled by resolution of our Board. In addition, the Bylaws allow the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of that meeting that may have the effect of precluding the conduct of certain business at that meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and the terms of the Certificate of Incorporation, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the following provisions of the Certificate of Incorporation: Article V (Board of Directors), Article VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), Article VII (Limitation of Liability), Article VIII (Corporate Opportunities and Competition), Article IX (Exclusive Forum), Article X (Section 203 of the DGCL) and Article XI (Amendment of Certificate of Incorporation and Bylaws), and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

The Certificate of Incorporation and the Bylaws provide that, our Board is authorized to make, alter and repeal the Bylaws, without the consent or vote of the stockholders, by an approval of a majority of the total authorized number of directors. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the Bylaws.

The provisions of the DGCL, the Certificate of Incorporation and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL or of the Certificate of Incorporation or the Bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, (v) any action or proceeding asserting a claim against us or any of our current or former directors, officers, employees or stockholders as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. The foregoing exclusive forum provisions will not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

In addition, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action. We may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws provide that we shall indemnify any person who is or was a director or officer of the Company or who is or was serving at our request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (a “Covered Person”) and who is or was a party to, is threatened to be made a party to, or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director or officer of the Company or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at our request), in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid in settlement consented to in writing by us) and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith, subject to certain conditions. In addition, the Bylaws provide that we may, to the fullest extent permitted by law, (i) advance costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding in advance of the final disposition of such proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was a director, officer, employee or agent of the Company or is or was a director, officer, employee or agent of the Company serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL or the provisions of the Bylaws.

We have entered into indemnification agreements with each of our directors, executive officers and certain other employees as determined by our Board. These agreements, among other things, require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. Our Board believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The above description of the indemnification provisions of the Certificate of Incorporation, the Bylaws and the indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation provides that, to the fullest extent permitted by law, no Identified Person (as defined therein) will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates or (ii) otherwise investing in or providing services to any person that is engaged in the same or similar business activities as we or our affiliates are engaged in or competes with us or our affiliates. In addition, to the fullest extent permitted by law, no Identified Person will have any obligation to offer to us or our subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates. Subject to the preceding sentences and to the fullest extent permitted by applicable law, neither we nor any of our subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and we waive and renounce any interest or expectancy therein, except with respect to opportunities offered solely and expressly to our officers in their capacity as such.

Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. However, appraisal rights are not available in all circumstances.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our capital stock at the time of the transaction to which the action relates.

SPAC Warrants

At the effective time of the Domestication, each warrant to purchase Vickers Ordinary Shares that was issued and outstanding immediately prior to the effective time of the Domestication and not terminated pursuant to its terms was converted into a warrant to purchase shares of our Common Stock on the same terms and conditions as are in effect with respect to such warrant immediately prior to the effective time of the Domestication. As of January 31, 2026, there were 6,968,204 SPAC Warrants outstanding, which are currently exercisable for an aggregate of up to 198,807 shares of Common Stock.

“SPAC Warrants” consist of (i) 5,555,249 redeemable warrants that were included in the Units (each of which consisted of one Vickers Ordinary Share and one-half of one redeemable warrant) that entitle the holder of each whole warrant to purchase one Vickers Ordinary Share at a price of $11.50 per share (the “Public Warrants”), and (ii) 1,402,955 warrants sold in a private placement to Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd consummated on January 11, 2021 (the “Private Warrants”).

Public Warrants

Each Public Warrant entitles the registered holder thereof to purchase 1/35th of a share of our Common Stock at a price of $402.50 per whole share, subject to adjustment as described in the Warrant Agreement. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. We may, in our sole discretion, lower the warrant exercise price at any time prior to the expiration date for a period of not less than 20 business days and any such reduction will be applied consistently to all of the warrants, provided that we will provide at least 20 days’ prior written notice to registered holders of the warrants.

However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of the Business Combination, warrantholders may, from the 91st day after the consummation of the Business Combination until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire five years from the consummation of the Business Combination (i.e., November 10, 2027) at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

We may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder,

•

if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given, and

•

if, and only if, there is an effective registration statement covering the Common Stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption.

We may not exercise such redemption right if the issuance of the Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing per share price of our Common Stock and the warrant exercise price so that if the per share price of our Common Stock declines as a result of our redemption call, the redemption will not cause the per share price of our Common Stock to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders of warrants to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 150 warrants to purchase

150 shares of our Common Stock and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares of our Common Stock without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Requiring a cashless exercise in this manner will reduce the number of shares of our Common Stock to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to use if we do not need the cash from the exercise of the Public Warrants.

The warrants are issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the registered holders of a majority of the then-outstanding warrants (including the Private Placement Warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of (i) a stock dividend or split up, (ii) a consolidation, combination, reverse stock split or reclassification of the Common Stock, (iii) extraordinary dividend or (iv) reclassification or reorganization of the outstanding Common Stock or an merger or consolidation of us with or into another corporation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below the par value per share issuable upon exercise of the warrants. Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, the warrant exercise price will be adjusted by multiplying such warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check or bank draft payable to the order of the warrant agent or wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless the shares of Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrantholders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrantholder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 9.8% of the Common Stock outstanding immediately after giving effect to such exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Private Warrants

The Private Warrants are identical to the Public Warrants except that such Private Warrants are exercisable for cash (even if a registration statement covering the issuance of the Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

The foregoing summary of the terms and conditions of the SPAC Warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the specimen warrant certificate and the Warrant Agreement that are filed as exhibits to the registration statement of which this prospectus forms a part.

Additional Warrants

As of March 31, 2026, warrants to purchase 13,091,124 shares of common stock with a weighted-average exercise price of $8.0349 per share were outstanding. All of our outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of common stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99%, 9.99%, 19.99% or 19.9% of our then issued and outstanding shares of common stock (including the shares of common stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions and our warrants issued on October 7, 2024 also provide for full-ratchet adjustment (down to the exercise price floor referenced therein) in connection with subsequent offerings at a per share price less than the exercise price then in effect). In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Shares of our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW”, respectively.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses we authorize for use in connection with a specific offering of debt securities, as well as the complete indenture that contains the terms of the debt securities.

General Matters

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities”, which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the form of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the applicability of any guarantees;

•	the terms and conditions upon which we may redeem the debt securities;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•

if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•

if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	the terms of the subordination of any series of the debt securities;

•	restrictions on transfer, sale or other assignment of the debt securities, if any;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any addition to or change in the provisions relating to or dealing with defeasance;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than Scilex) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of, or extend the time for, payment of interest (including default interest) on any debt security;

•

reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm based thereon that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “-Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. The holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The holder may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Scilex, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the

Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Common Stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with Common Stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase Common Stock, preferred stock, units or the other securities described in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the currencies in which the rights are being offered;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Common Stock, preferred stock, units or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades, a combination of these methods, or through any other method permitted by applicable law and described in a prospectus supplement. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the Common Stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Scilex Holding Company as of December 31, 2025 and December 31, 2024, and for each of the two years in the period ended December 31, 2025, appearing in this prospectus, have been audited by BPM LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) incorporated by reference herein, and are so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Scilex Holding Company. The SEC’s Internet site can be found at http://www.sec.gov.

We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities, and the inclusion of our website address in this prospectus is an inactive textual reference only.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026;

(b)	Our Current Reports on Form 8-K filed with the SEC on February 2, 2026, February 3, 2026 and February 20, 2026; and

(c)

The description of our Common Stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, which updates the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-39852) filed with the SEC on January 6, 2021, pursuant to Section 12(b) of the Exchange Act , including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Attn: Investor Relations

Phone: (650) 516-4310

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by Scilex Holding Company (the “Registrant”), in connection with the sale of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$69,050
FINRA filing fee (if applicable)	75,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Blue Sky, qualification fees and expenses	(1)
Transfer agent fees and expenses	(1)
Trustee fees and expenses	(1)
Warrant agent fees and expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit, or, with respect to any officer, any action by or in the right of the corporation. The Registrant’s restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions that limit the liability of the Registrant’s directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Registrant’s directors and officers will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	with respect to any director, unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL;

•	any transaction from which the director or officer derived an improper personal benefit; or

•	with respect to any officer, any action by or in the right of the corporation.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of the Registrant’s directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation permits the Registrant to indemnify its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the extent not prohibited by the DGCL or any other applicable law.

The Registrant has entered, and expects to continue to enter, into indemnification agreements with its directors and officers, that may be broader than the specific indemnification provisions contained in the DGCL. These agreements, among other things, require the Registrant to indemnify its directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. The Registrant also maintains directors’ and officers’ liability insurance.

Item 16. Exhibits

Exhibit Number	Description

1.1+	Form of Underwriting Agreement.

2.1#	Agreement and Plan of Merger, dated as of March 17, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 to Vickers’s Current Report on Form 8-K filed by the Registrant on March 21, 2022).

2.2#	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 of Vickers’s Current Report on Form 8-K filed by the Registrant on September 14, 2022).

2.3#	Bill of Sale and Assignment and Assumption Agreement, dated May 12, 2022, by and between Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.3 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

Exhibit Number	Description

2.4#	Asset Purchase Agreement, dated April 23, 2021, between Sorrento Therapeutics, Inc. and Aardvark Therapeutics, Inc., as assumed by Scilex Holding Company on May 12, 2022, pursuant to the Bill of Sale and Assignment and Assumption Agreement, dated as of such date, by and between Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.4 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

2.5#	Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 3, 2024).

2.6#	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 16, 2025, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on April 21, 2025).

2.7	Amendment No. 2 to Agreement and Plan of Merger, dated as of July 22, 2025, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on July 23, 2025).

3.1	Restated Certificate of Incorporation of Scilex Holding Company (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Scilex Holding Company, filed with the Secretary of State of the State of Delaware on April 14, 2025 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on April 15, 2025).

3.3	Certificate of Designations of Scilex Holding Company (incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Mandatory Exchangeable Preferred Stock of Scilex Holding Company (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 28, 2024).

3.5	Certificate of Elimination of Series 1 Mandatory Exchangeable Preferred Stock of Scilex Holding Company, dated February 3, 2026 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on February 3, 2026).

3.6	Bylaws of Scilex Holding Company (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).

Exhibit Number	Description

4.1	Warrant Agreement, dated as of January 6, 2021, by and between Vickers Vantage Corp. I and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on January 11, 2021).

4.2	Specimen Warrant Certificate of Scilex Holding Company (f/k/a Vickers Vantage Corp. I) (incorporated by reference to Exhibit 4.3 of Vickers’s Form S-1 (File No. 333-251352), filed with the SEC on December 15, 2020).

4.3	Senior Secured Promissory Note issued to Oramed Pharmaceuticals, Inc. on September 21, 2023 (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 26, 2023).

4.4	Form of Scilex Holding Company Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 26, 2023).

4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 5, 2024).

4.6	Form of Representative Warrant (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 5, 2024).

4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on April 25, 2024).

4.8	Warrant to Purchase Common Stock, issued to FSF 33433 LLC on June 18, 2024 (incorporated by reference to Exhibit 4.8 of our Registration Statement on Form S-3 (File No. 333-280882), filed with the SEC on July 18, 2024).

4.9	Form of Tranche B Senior Secured Convertible Note issued by Scilex Holding Company. (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 8, 2024).

4.10	Form of Warrant to Purchase Common Stock issued by Scilex Holding Company. (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 8, 2024).

4.11	Form of Placement Agent Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.3 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 8, 2024).

4.12	Form of Pre-Funded Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

4.13	Form of Common Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

4.14	Form of StockBlock Warrant issued by Scilex Holding Company (incorporated by reference to Exhibit 4.3 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

4.15	Amendment No. 1 to Common Stock Purchase Warrant, dated December 11, 2024, between Scilex Holding Company and the investor named therein (incorporated by reference to Exhibit 4.4 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on December 13, 2024).

4.16	Form of Exchange Warrant (incorporated by reference to Exhibit 10.6 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on July 23, 2025).

Exhibit Number	Description

4.17	Form of September 2025 Warrant (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on October 1, 2025).

4.18	Form of November 2025 Investor Warrant (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 001- 39852), filed with the SEC on November 24, 2025).

4.19	Form of November 2025 Placement Agent Warrant (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K (File No. 001- 39852), filed with the SEC on November 24, 2025).

4.20+	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.21*	Form of Indenture.

4.22+	Form of Debt Securities.

4.23+	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.24+	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.25+	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.26+	Form of Rights Agreement and Right Certificate.

4.27+	Form of Unit Agreement and Unit Certificate.

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of BPM LLP, independent registered public accounting firm.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

25.1^	Statement of Eligibility of Trustee under the Indenture.

107*	Filing Fee Table.

*	Filed herewith.
+	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

^	To be filed separately under the electronic form type 305B2, if applicable.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (Act) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, State of California, on the 16th day of April, 2026.

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Henry Ji and Stephen Ma, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Henry Ji, Ph.D. Henry Ji, Ph.D.	Chief Executive Officer, President, Chairperson and Director (Principal Executive Officer)	April 16, 2026

/s/ Stephen Ma Stephen Ma	Chief Financial Officer, Chief Operating Officer, Secretary and Director (Principal Financial and Accounting Officer)	April 16, 2026

/s/ Dorman Followwill Dorman Followwill	Director	April 16, 2026

/s/ Yue Alexander Wu, Ph.D. Yue Alexander Wu, Ph.D.	Director	April 16, 2026

/s/ Jay Chun, M.D., Ph.D. Jay Chun, M.D., Ph.D.	Director	April 16, 2026